Date: June 27, 2023

EXHIBIT 99.1

PRESS RELEASE

LF Capital Acquisition Corp. II Announces Approval of Proposal and Amendment to Charter

New York, New York, June 27, 2023 -- On June 26, 2023, LF Capital Acquisition Corp. II, a Delaware corporation (the “Company”) convened a special meeting of stockholders (the “Special Meeting”) to propose an amendment (the “Charter Amendment”) to the Company’s Amended & Restated Certificate of Incorporation (the “Charter”) to extend the date by which the Company has to consummate a business combination from August 19, 2023 to November 19, 2023 (the “Extended Date”), by increasing the number of one-month extensions of the deadline to complete the initial business combination from six to nine (the “Extensions”) by depositing into the trust account established in connection with the Company’s initial public offering (the “IPO”) for each Extension beginning July 19, 2023 the lesser of (i) $200,000 or (ii) $0.03 per share of the Company’s Class A common stock (the “Common Stock”), par value $0.0001 per share, sold in the IPO, per Extension (the “Charter Amendment Proposal”). The Charter Amendment Proposal is described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2023, as supplemented by supplemental proxy statements filed with the SEC as of June 2, 2023 and June 13, 2023.

A total of 15,042,723 shares of Common Stock, representing approximately 84.66% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The stockholders voted upon and approved the Charter Amendment Proposal, with 14,193,359 votes in favor, 849,364 votes against, and with no abstentions. Accordingly, the Company amended its Charter and filed the Charter Amendment with the Secretary of State of the State of Delaware on June 27, 2023.

Redemption of Shares of Common Stock

In connection with the approval and amendment of the Company’s Charter pursuant to the Charter Amendment Proposal, the Company was required to permit its public shareholders to redeem their shares of Common Stock. Of the 11,383,419 shares of Common Stock outstanding with redemption rights, the holders of 5,599,025 shares of Common Stock elected to redeem their shares at a per share redemption price of approximately $10.64. As a result, approximately $59,593,408.93 will be removed from the Company’s trust account to pay such holders.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the estimated per share redemption price and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Level Field Capital

Level Field is a leading global SPAC sponsor. In November 2021, Level Field built on the achievements of its previous SPAC, LF Capital Acquisition Corp., (which completed its de-SPAC merger with Landsea Homes Corporation (NASDAQ: LSEA) in January 2021) and successfully launched its second SPAC opportunity, LF Capital Acquisition Corp. II.